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                                                                   Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (No. 333-10577) on Form S-3 and the related Prospectus of KeyCorp for the registration of $561,500,000 of securities and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                    /s/ Ernst and Young LLP

Cleveland, Ohio
June 19, 2000